SCHEDULE 14C INFORMATION
          Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

          Check the appropriate box:

          [ ]  Preliminary Information Statement

          [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

          [X]  Definitive Information Statement

                              APPALACHIAN POWER COMPANY
                   (Name of Registrant As Specified in Its Charter)

          Payment of Filing Fee (Check the appropriate box):

          [X]  No fee required.

          [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

               1) Title of each class of securities to which transaction applies:______________________________________________

               2) Aggregate number of securities to which transaction applies:______________________________________________

               3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                    ______________________________________________________

               4)   Proposed maximum aggregate value of transaction:
                    ______________________________________________________

               5)   Total fee paid:
                    ______________________________________________________

          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1)   Amount Previously Paid:_______________________________

               2)   Form, Schedule or Registration Statement No.:_________

               3)   Filing Party:_________________________________________

               4)   Date Filed:___________________________________________



                           APPALACHIAN POWER COMPANY
                            40 Franklin Road, S.W.
                            Roanoke, Virginia 24011




                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS




TO THE STOCKHOLDERS OF
    APPALACHIAN POWER COMPANY:


      The annual meeting of the stockholders of Appalachian Power Company will be held on Tuesday, April 25, 2000, at 11:00 a.m. at the principal office of American Electric Power Service Corporation, 1 Riverside Plaza, Columbus, Ohio, for the following purposes:

      1. To elect five directors of the Company to hold office for one year or until their successors are elected and qualified; and

      2. To transact such other business (none known as of the date of this notice) as may legally come before the meeting or any adjournment thereof.

      Only holders of record of Common Stock and certain issues of Cumulative Preferred Stock, no par value, at the close of business on March 6, 2000 are entitled to notice of and to vote at the annual meeting.

      THERE WILL BE NO SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF THE COMPANY.



                                                      JOHN F. DI LORENZO, JR.,
                                                                     Secretary


March 23, 2000


                             INFORMATION STATEMENT

      This information statement is being furnished in connection with the annual meeting of stockholders of Appalachian Power Company (the "Company"), to be held on Tuesday, April 25, 2000 at 11:00 a.m. at the principal office of American Electric Power Service Corporation, 1 Riverside Plaza, Columbus, Ohio.

      WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Voting at Meeting

      On March 6, 2000, the date for determining stockholders entitled to notice of and to vote at the meeting, there were 183,727 shares of Cumulative Preferred Stock and 13,499,500 shares of Common Stock outstanding.

      Each holder of Cumulative Preferred Stock (except holders of the 5.90%, 5.92% and 6.85% Cumulative Preferred Stock) and each holder of Common Stock has the right to one vote for each share standing in such holder's name on the books of the Company at the close of business on March 6, 2000 for the election of directors and on any other business which may come before the meeting. Holders of Cumulative Preferred Stock issued by the Company on or after June 1, 1977 are not entitled to notice of, or to vote at, the meeting.

Principal Stockholders

      American Electric Power Company, Inc. ("AEP"), 1 Riverside Plaza, Columbus, Ohio 43215, a registered public utility holding company under the Public Utility Holding Company Act of 1935, owns all of the Company's outstanding Common Stock. The Common Stock represents approximately 99% of the combined voting power of the capital stock of the Company entitled to vote at the meeting. Management of the Company does not know of any person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who beneficially owns more than 5% of the Cumulative Preferred Stock of the Company entitled to vote at the meeting.

      AEP also owns, directly or indirectly, all of the common stock of the other companies which constitute the American Electric Power System (the "AEP System"). The AEP System is an integrated electric utility system and, as a result, the member companies of the AEP System, including the Company, have contractual, financial and other business relationships with the other member companies, such as participation in the AEP System savings and retirement plans and tax returns; sales of electricity; sales, transportation and handling of fuel; sales or rentals of property; and interest or dividend payments on the securities held by the companies' respective parents. American Electric Power Service Corporation (the "Service Corporation"), a wholly-owned subsidiary of AEP, renders management, advisory, engineering and other similar services at cost to the principal operating companies of the AEP System, including the Company.

                             ELECTION OF DIRECTORS

      Five directors are to be elected to hold office for one year or until their successors are elected and qualify. The Company has been informed that AEP will nominate, and cast the votes of all of the outstanding shares of Common Stock for, the persons named below. In the event that any of such persons should unexpectedly be unable to stand for election, AEP has informed the Company that it will cast its votes for a substitute chosen by the Board of Directors of the Company and approved by AEP.

      The following brief biographies of the nominees include their ages as of March 15, 2000, an account of their business experience and the names of certain publicly-held corporations of which they are also directors.


          Name                Age                Business Experience

E. LINN DRAPER, JR.           58     Chairman   of   the   board   and   chief
                                     executive   officer   of   the   Company,
                                     chairman  of  the  board,  president  and
                                     chief  executive  officer  of AEP and the
                                     Service  Corporation.  Joined the Service
                                     Corporation  in  1992  as  president  and
                                     chief  operating  officer and assumed his
                                     present  position in 1993.  President  of
                                     AEP and vice  president  and  director of
                                     the Company from 1992 until  assuming his
                                     present  positions  in  1993.  From  1987
                                     until  1992 was  chairman  of the  board,
                                     president and chief executive  officer of
                                     Gulf   States   Utilities   Company,   an
                                     unaffiliated    electric    utility.    A
                                     director  of the  Company,  AEP,  certain
                                     other   AEP   System    companies,    BCP
                                     Management, Inc., which is the general partner of Borden Chemicals and Plastics
                                     L.P., and CellNet Data Systems, Inc.

HENRY W. FAYNE                53     Vice  president  of  the  Company,   vice
                                     president and chief financial  officer of
                                     AEP       and       executive        vice
                                     president-financial   services   of   the
                                     Service  Corporation.  Joined the Service
                                     Corporation  in  1974,  became  assistant
                                     controller  in 1978,  controller in 1984,
                                     vice  president  and  controller in 1988,
                                     senior  vice  president  in 1993,  senior
                                     vice  president-corporate   planning  and
                                     budgeting   in  1995  and   assumed   his
                                     present position in 1998. A director of certain other AEP System companies.

WILLIAM J. LHOTA              60     President and chief operating  officer of
                                     the Company and executive  vice president
                                     of the Service  Corporation.  Joined Ohio
                                     Power Company  ("Ohio"),  a subsidiary of
                                     AEP, in 1965,  was  president of Columbus
                                     Southern Power  Company,  a subsidiary of
                                     AEP,  from  1987  until  1989,   when  he
                                     became           executive           vice
                                     president-operations   of   the   Service
                                     Corporation.    Assumed    his    present
                                     position with the Service Corporation in 1993. Became a vice president of the Company in 1989 and assumed his present position in 1996. Has been a director of the Company since 1990. A director of certain other AEP System companies, Huntington Bancshares Incorporated and
                                     State Auto Financial Corporation.

ARMANDO A. PENA               55     Vice president of the Company,  treasurer
                                     of     AEP      and      senior      vice
                                     president-finance,  treasurer  and  chief
                                     financial    officer   of   the   Service
                                     Corporation.     Joined    the    Service
                                     Corporation  in  1971,  became  assistant
                                     vice    president    in    1982,     vice
                                     president-finance  in 1989,  senior  vice
                                     president   in  1996  and   assumed   his
                                     present   position   in   1998.    Became
                                     treasurer of the Company and AEP in 1996. A director of certain other AEP
                                     System companies.

JOSEPH H. VIPPERMAN           59     Vice   president   of  the   Company  and
                                     executive    vice     president-corporate
                                     services  of  the  Service   Corporation.
                                     Joined the  Company in 1962,  transferred
                                     to the  Service  Corporation  and  became
                                     controller  in 1978,  vice  president  in
                                     1980,       was      executive       vice
                                     president-operations   from  1984   until
                                     1989,  executive  vice   president-energy
                                     delivery   in  1996,   and   assumed  his
                                     present  position in 1998.  Became a vice
                                     president   of  the   Company   in  1985,
                                     executive  vice  president  in 1989,  was
                                     president   from  1990  until  1995,  and
                                     assumed  his  present  position  in 1996.
                                     Has been a director since 1985.

      Dr. Draper and Messrs. Fayne, Lhota, Pena and Vipperman are directors of Columbus Southern Power Company ("CSPCo"), Indiana Michigan Power Company ("I&M"), Kentucky Power Company ("Kentucky") and Ohio, all of which are subsidiaries of AEP and have one or more classes of publicly held preferred stock or debt securities. Dr. Draper and Messrs. Fayne, Lhota and Pena are also directors of AEP Generating Company, another subsidiary of AEP.

                                OTHER BUSINESS

      Management does not intend to bring any matters before the meeting other than the election of directors and does not know of any matters that will be brought before the meeting by others.

                            EXECUTIVE COMPENSATION

      Certain executive officers of the Company are employees of the Service Corporation. The salaries of these executive officers are paid by the Service Corporation and a portion of their salaries has been allocated and charged to the Company. The following table shows for 1999, 1998 and 1997 the compensation earned from all AEP System companies by the chief executive officer and the four other most highly compensated executive officers (as defined by regulations of the Securities and Exchange Commission) of the Company at December 31, 1999.

                          SUMMARY COMPENSATION TABLE

                                                                     Long-Term
                                           Annual Compensation      Compensation

                                                                      Payouts          All Other
                                               Salary    Bonus                        Compensation
      Name and Principal Position       Year     ($)     ($)(1)    LTIP Payouts($)(1)     ($)(2)

E. Linn Draper,  Jr. - Chairman of the  1999   820,000   208,280           -0-         103,218
  board  and chief  executive  officer  1998   780,000   194,376       345,906         104,941
  of  the  Company;  chairman  of  the  1997   720,000   327,744       951,132          31,620
  board,     president    and    chief
  executive  officer  of AEP  and  the
  Service  Corporation;   chairman  of
  the  board   and   chief   executive
  officer    of   other   AEP   System
  companies
William  J. Lhota -  President,  chief  1999   400,000    71,120         -0-            55,690
  operating  officer  and  director of  1998   380,000    82,859       134,266          56,493
  the    Company;    executive    vice  1997   355,000   141,396       364,436          20,570
  president   and   director   of  the
  Service   Corporation;    president,
  chief    operating    officer    and
  director   of   other   AEP   System
  companies
James J.  Markowsky  - Vice  president  1999   370,000    65,786         -0-            51,047
  and   director   of   the   Company;  1998   350,000    76,317       127,115          51,859
  executive    vice    president-power  1997   325,000   129,447       338,382          18,020
  generation   and   director  of  the
  Service Corporation;  vice president
  and  director  of other  AEP  System
  companies(3)
Joseph H.  Vipperman - Vice  president  1999   330,000    58,674         -0-            63,006
  and   director   of   the   Company;  1998   310,000    67,595        82,859          58,435
  executive  vice  president-corporate
  services   and   director   of   the
  Service Corporation;  vice president
  and  director  of other  AEP  System
  companies(4)
Henry W.  Fayne - Vice  president  and  1999   315,000    56,007         -0-            34,885
  director of the  Company;  executive  1998   290,000    63,234        61,555          34,124
  vice  president-financial   services
  and    director   of   the   Service
  Corporation;   vice   president  and
  director   of   other   AEP   System
  companies(4)

-----------
(1) Amounts in the "Bonus" column reflect awards under the Senior Officer Annual Incentive Compensation Plan. Payments were made in March of the succeeding fiscal year for performance in the year indicated. Amounts for 1999 are estimates but should not change significantly.
     Amounts in the "Long-Term Compensation" column reflect performance share unit targets earned under the Performance Share Incentive Plan for three-year performance periods.
     See below under "Long-Term Incentive Plans - Awards in 1999" and page 10 for additional information.
(2) Amounts in the "All Other Compensation" column include (i) AEP's matching contributions under the AEP Employees Savings Plan and the AEP Supplemental Savings Plan, a non-qualified plan designed to supplement the AEP Savings Plan, and (ii) subsidiary companies director fees. For 1998 and 1999, the amounts also include split-dollar insurance. Split-dollar insurance represents the present value of the interest projected to accrue for the employee's benefit on the current year's insurance premium paid by AEP. Cumulative net life insurance premiums paid are recovered by AEP at the later of retirement or 15 years. Detail of the 1999 amounts in the "All Other Compensation" column is shown below.


                      Item                       Dr. Draper    Mr. Lhota     Dr. Markowsky    Mr. Vipperman     Mr. Fayne

 Savings Plan Matching Contributions            $  3,462      $  4,800      $  3,381         $  3,762          $  4,800

 Supplemental Savings Plan Matching
 Contributions                                    21,138         7,200         7,719            6,138             4,650

 Split-Dollar Insurance                           68,638        33,710        29,967           47,106            17,105

 Subsidiaries Directors Fees                       9,980         9,980         9,980            6,000             8,330

 Total "All Other Compensation"                 $103,218      $ 55,690      $ 51,047         $ 63,006          $ 34,885

(3)Dr. Markowsky resigned effective February 1, 2000.
(4)No 1997 compensation information is reported for Messrs. Vipperman and Fayne because they were not executive officers in that year.

                  Long-Term Incentive Plans - Awards In 1999

      Each of the awards set forth below establishes performance share unit targets, which represent units equivalent to shares of Common Stock, pursuant to AEP's Performance Share Incentive Plan. Since it is not possible to predict future dividends and the price of AEP Common Stock, credits of performance share units in amounts equal to the dividends that would have been paid if the performance share unit targets were established in the form of shares of Common Stock are not included in the table.

      The ability to earn performance share unit targets is tied to achieving specified levels of total shareholder return ("TSR") relative to the S&P Electric Utility Index. Notwithstanding AEP's TSR ranking, no performance share unit targets are earned unless AEP shareholders realize a positive TSR over the relevant three-year performance period. The Human Resources Committee may, at its discretion, reduce the number of performance share unit targets otherwise earned. In accordance with the performance goals established for the periods set forth below, the threshold, target and maximum awards are equal to 25%, 100% and 200%, respectively, of the performance share unit targets. No payment will be made for performance below the threshold.

      Payments of earned awards are deferred in the form of restricted stock units (equivalent to shares of AEP Common Stock) until officers have met the equivalent stock ownership target. Once officers meet and maintain their respective targets, they may elect either to continue to defer or to receive further earned awards in cash and/or Common Stock.

                                                              Estimated Future Payouts of
                                                             Performance Share Units Under
                                                               Non-Stock Price-Based Plan
                                           Performance
                             Number of    Period Until
                            Performance    Maturation     Threshold      Target      Maximum
             Name           Share Units     or Payout        (#)           (#)         (#)

       E. L. Draper, Jr.       8,728        1999-2001       2,182        8,728        17,456

       W. J. Lhota             2,980        1999-2001         745        2,980         5,960

       J. J. Markowsky         2,794        1999-2001         698        2,794         5,588

       J. H. Vipperman         2,459        1999-2001         615        2,459         4,918

       H. W. Fayne             2,347        1999-2001         587        2,347         4,694


                              Retirement Benefits

      The American Electric Power System Retirement Plan provides pensions for all employees of AEP System companies (except for employees covered by certain collective bargaining agreements), including the executive officers of the Company. The Retirement Plan is a noncontributory defined benefit plan.

      The following table shows the approximate annual annuities under the Retirement Plan that would be payable to employees in certain higher salary classifications, assuming retirement at age 65 after various periods of service.

                                 PENSION PLAN TABLE
                                      Years of
                                     Accredited
                                      Service
Highest Average
Annual Earnings     15       20       25       30       35       40
   $ 300,000    $ 69,345 $ 92,460 $115,575 $138,690 $161,805 $181,755
     400,000      93,345  124,460  155,575  186,690  217,805  244,405
     500,000     117,345  156,460  195,575  234,690  273,805  307,055
     700,000     165,345  220,460  275,575  330,690  385,805  432,355
     900,000     213,345  284,460  355,575  426,690  497,805  557,655
   1,200,000     285,345  380,460  475,575  570,690  665,805  745,605

      The amounts shown in the table are the straight life annuities payable under the Retirement Plan without reduction for the joint and survivor annuity. Retirement benefits listed in the table are not subject to any deduction for Social Security or other offset amounts. The retirement annuity is reduced 3% per year in the case of retirement between ages 55 and 62. If an employee retires after age 62, there is no reduction in the retirement annuity.

      AEP maintains a supplemental retirement plan which provides for the payment of benefits that are not payable under the Retirement Plan due primarily to limitations imposed by Federal tax law on benefits paid by qualified plans. The table includes supplemental retirement benefits.

      Compensation upon which retirement benefits are based, for the executive officers named in the Summary Compensation Table above, consists of the average of the 36 consecutive months of the officer's highest aggregate salary and Senior Officer Annual Incentive Compensation Plan awards, shown in the "Salary" and "Bonus" columns, respectively, of the Summary Compensation Table, out of the officer's most recent 10 years of service. As of December 31, 1999, the number of full years of service applicable for retirement benefit calculation purposes for such officers were as follows: Dr. Draper, seven years; Mr. Fayne, 24 years; Mr. Lhota, 34 years; Dr. Markowsky, 28 years; and Mr. Vipperman, 37 years.

      Dr. Draper has a contract with AEP and the Service Corporation which provides him with a supplemental retirement annuity that credits him with 24 years of service in addition to his years of service credited under the Retirement Plan less his actual pension entitlement under the Retirement Plan and any pension entitlement from the Gulf States Utilities Company Trusteed Retirement Plan, a plan sponsored by his prior employer.

      Eight AEP System employees (including Messrs. Fayne, Lhota, Vipperman and Dr. Markowsky) whose pensions may be adversely affected by amendments to the Retirement Plan made as a result of the Tax Reform Act of 1986 are eligible for certain supplemental retirement benefits. Such payments, if any, will be equal to any reduction occurring because of such amendments. Assuming retirement in 2000 of the executive officers named in the Summary Compensation Table (including Dr. Markowsky, who resigned effective February 1, 2000), none of them would receive any supplemental benefits.

      AEP made available a voluntary deferred-compensation program in 1982 and 1986, which permitted certain members of AEP System management to defer receipt of a portion of their salaries. Under this program, a participant was able to defer up to 10% or 15% annually (depending on the terms of the program offered), over a four-year period, of his or her salary, and receive supplemental retirement or survivor benefit payments over a 15-year period. The amount of supplemental retirement payments received is dependent upon the amount deferred, age at the time the deferral election was made, and number of years until the participant retires. The following table sets forth, for the executive officers named in the Summary Compensation Table, the amounts of annual deferrals and, assuming retirement at age 65, annual supplemental retirement payments under the 1982 and 1986 programs.

                                 1982 Program              1986 Program

                                          Annual                    Annual
                                         Amount of                 Amount of
                             Annual    Supplemental    Annual    Supplemental
                             Amount     Retirement     Amount     Retirement
                            Deferred      Payment     Deferred      Payment
                             (4-Year     (15-Year      (4-Year     (15-Year
          Name               Period)      Period)      Period)      Period)
          J. H. Vipperman    $11,000      $90,750      $10,000      $67,500

          H. W. Fayne          -0-          -0-          9,000       95,400


                                Severance Plan

      In connection with a proposed merger with Central and South West Corporation, AEP's Board of Directors adopted a severance plan on February 24, 1999, effective March 1, 1999, that includes Dr. Markowsky and Messrs. Lhota, Vipperman and Fayne. The severance plan provides for payments and other benefits if, at any time before the second anniversary of the merger consummation date (or, if the merger has not occurred, before the expiration of the severance plan which will occur upon the termination of the merger agreement), the officer's employment is terminated (i) by AEP without "cause" or (ii) by the officer because of a detrimental change in responsibilities or a reduction in salary or benefits. Under the severance plan, the officer will receive:

       A lump sum payment equal to three times the officer's annual base salary plus target annual incentive under the Senior Officer Annual Incentive Compensation Plan.

       Maintenance for a period of three additional years of all medical and dental insurance benefits substantially similar to those benefits to which the officer was entitled immediately prior to termination, reduced to the extent comparable benefits are otherwise received.

       Outplacement services not to exceed a cost of $30,000 or use of an office and secretarial services for up to one year.

      AEP's obligation for the payments and benefits under the severance plan is subject to the waiver by the officer of any other severance benefits that may be provided by AEP. In addition, the officer agrees to refrain from the disclosure of confidential information relating to AEP.

      Dr. Markowsky resigned effective February 1, 2000 and has received a lump sum payment in accordance with the terms of the severance plan.

                         Change-in-Control Agreements

      AEP has change-in-control agreements with Dr. Draper and Messrs. Lhota, Vipperman and Fayne. If there is a "change-in-control" of AEP and the employee's employment is terminated by AEP or by the employee for reasons substantially similar to those in the severance plan, these agreements provide for substantially the same payments and benefits as the severance plan with the following additions:

       Three years of service credited for purposes of determining non-qualified retirement benefits.

       Transfer to the employee of title to AEP's automobile then assigned to the employee.

       Payment, if required, to make the employee whole for any excise tax imposed by Section 4999 of the Internal Revenue Code.

      "Change-in-control" means:

       The acquisition by any person of the beneficial ownership of securities representing 25% or more of AEP's voting stock.

       A change in the composition of a majority of the Board of Directors under certain circumstances within any two-year period.

       Approval by the shareholders of the liquidation of AEP, disposition of all or substantially all of the assets of AEP or, under certain circumstances, a merger of AEP with another corporation.

                  AEP BOARD HUMAN RESOURCES COMMITTEE REPORT
                          ON EXECUTIVE COMPENSATION

      The Human Resources Committee of the Board of Directors regularly reviews executive compensation policies and practices and evaluates the performance of management in the context of AEP's performance. None of the members of the Committee is or has been an officer or employee of any AEP System company or receives remuneration from any AEP System company in any capacity other than as a director.

      The Human Resources Committee recognizes that the executive officers are charged with managing a $20 billion, multi-state electric utility with international investments during challenging times and with addressing many difficult and complex issues.

      AEP's executive compensation program is designed to maximize shareholder value, to support the implementation of AEP's business strategy and to improve both corporate and personal performance. The Committee's compensation policies supporting this program are:

     To pay in a manner that motivates both short and long term performance, focuses on meeting specified corporate goals and promotes the long term interests of shareholders.

     To place a significant amount of compensation for senior executives at risk, in the form of variable incentive compensation instead of fixed or base pay with much of this risk similar to the risk experienced by other AEP shareholders.

     To  establish  compensation  opportunities  that enhance  AEP's  ability to
    attract,   retain,  reward,   motivate  and  encourage  the  development  of
    exceptionally knowledgeable, highly qualified and experienced executives.

     To target compensation levels that are reflective of current market practices in order to maintain a stable, successful management team.

      In carrying out its responsibilities, the Committee utilizes a nationally recognized independent compensation consultant to obtain information and provide recommendations relating to changing industry compensation practices and programs. The consultant has assisted the Committee in the development of the AEP 2000 Long-Term Incentive Plan which has been approved by the Committee and the Board and which is being recommended to AEP shareholders for their approval at the AEP annual meeting. The plan provides a list of measurements and incentives from which the Committee may select those which provide the most effective incentives at any given time as AEP pursues its strategies and plans.

      The Committee also considers management's responses to the impact of increased competition and other significant changes in the rapid restructuring of the electric utility industry. It is the Committee's opinion that, in this constantly changing environment, Dr. Draper and the senior management team continue to develop and implement strategies effectively to position AEP for the future. This includes AEP's development of unregulated business activities, proposals and actions taken in connection with the industry's transition to competition, establishment of an international energy trading organization and the merger agreement with Central and South West Corporation. The success of these efforts and their benefits to AEP cannot be precisely measured in advance, but the Committee is convinced they are vital to AEP's long-term success.

      Stock Ownership Guidelines. The Board of Directors, upon the Committee's recommendation, underscored the importance of aligning executive and shareholder interests by adopting in December 1994 stock ownership guidelines for senior management participants in the Performance Share Incentive Plan. The Committee and senior management believe that linking a significant portion of an executive's current and potential future net worth to AEP's success, as reflected in the stock price and dividends paid, gives the executive a stake similar to that of AEP's owners and further encourages long term management for the benefit of those owners.

      Under the guidelines, the target ownership of AEP Common Stock is directly related to the officer's corporate position with the greatest ownership target for the chief executive officer. The targets for the CEO and the other four officers named in the Summary Compensation Table are 45,000 shares and 15,000 shares, respectively. Each officer is expected to achieve the ownership target within a five-year period. Common Stock equivalents earned through the Senior Officer Annual Incentive Compensation Plan and Performance Share Incentive Plan, described below, are included in determining compliance with the ownership targets. As of January 1, 2000, Dr. Draper has met his ownership requirement and all of the other officers named in the Summary Compensation Table have either met, or are on target to meet, their respective targets within the specified time period. See the table on page 11 for actual ownership amounts.

Components of Executive Compensation

      Base Salary. When reviewing base salaries, the Committee considers pay practices used by other electric utilities and industry in general. In addition, the Committee considers the respective positions held by the executive officers, their levels of responsibility, performance and experience, and the relationship of their base salaries to the base salaries of other AEP managers and employees.

      For compensation comparison purposes, the Human Resources Committee uses certain comparably sized and complex electric utility companies in the S&P Electric Utility Index. The size and complexity of AEP places it above the median of its comparative group. However, because AEP's policy is to place more emphasis on incentive compensation, AEP targets executive officer base salaries somewhat below the level of their position in the comparative group. Base salary levels in 1999 for the CEO and next four most highly compensated executive officers of AEP named in the Summary Compensation Table approximated the median of the comparative group consistent with our policy to place more emphasis on incentive compensation. In establishing base salary levels in that range, the Human Resources Committee considers the competitiveness of AEP's entire compensation package.

      Base salaries are adjusted, as appropriate, and reviewed annually to reflect individual and corporate performance and consistency with compensation changes within AEP and the compensation peer group of other electric utilities.

      The Committee meets without the presence of Dr. Draper, chairman, president and chief executive officer, to evaluate his performance and compensation and reports on that evaluation to all outside directors of the Board. After full discussion, the outside directors then determine Dr.
Draper's base salary.

      Annual Incentive. The primary purpose of annual incentive compensation is to motivate senior managers, through short term (one-year) incentives and rewards, to maximize shareholder value by maximizing AEP's performance.

      The Senior Officer Annual Incentive Compensation Plan (SOIP) provides a variable, performance based portion of the executive officers' total compensation and this compensation is set forth in the "Bonus" column of the Summary Compensation Table. SOIP participants are assigned an annual target award expressed as a percentage of annual salary. For 1999, the target awards for Dr. Draper and the other executive officers named in the compensation table were 50% and 35%, respectively. Actual awards will vary from 0-200% of the target award based on performance.

      SOIP  awards  are  based  on  the  following  preestablished   performance
criteria, each weighted at 25%:

     Total investor return, which reflects stock price and dividends paid, measured relative to the performance of utilities in the S&P Electric Utility Index.

     Return on stockholder equity, measured relative to the performance of utilities in the S&P Electric Utility Index and on absolute performance.

     Average price of power sold to AEP's retail customers compared with other utilities in the states which AEP serves.

     Safety measured relative to that of other large utilities.

For 1999, AEP performance merited an award of 50.8%. This percentage is an estimate but should not change significantly. Final awards will be determined when audited results are available for AEP and the comparative companies.

      To more closely align the financial interests of the executive officers with AEP's shareholders, SOIP participants may elect to defer their awards, with the deferrals treated as if invested in Common Stock of AEP, although no stock is actually purchased. Dividend equivalents are credited during the deferral period.

      Long-Term Incentive. The primary purpose of longer term, equity based, incentive compensation is to motivate senior managers to maximize shareholder value by linking a portion of their compensation directly to shareholder return.

      The Performance Share Incentive Plan (PSIP) annually establishes performance share unit targets which are earned based on AEP's subsequent three-year total shareholder returns measured relative to the S&P peer utilities. In January 1999, the Committee established targets for Dr. Draper and the other executive officers named in the Summary Compensation Table equivalent to 50% and 35%, respectively, of their then base salaries. The target number of performance share units has been determined after an evaluation of long term incentive opportunities provided by the electric utility companies in AEP's comparative group. However, the awards which will ultimately be paid to participants under the PSIP for a performance period are not determinable in advance and can range from 0-200% of the target.

      The PSIP ended a three-year performance period at year-end 1999. AEP's total shareholder return for 1997-1999 ranked twenty-fifth relative to the S&P peer utilities and, as a result, none of the performance share unit targets originally established for that period (and dividend credits) were earned. The associated awards for 1998 and 1997 are listed in the Summary Compensation Table.

      Payments of earned awards under the PSIP are deferred in the form of restricted stock units (equivalent to shares of AEP Common Stock). Such PSIP deferrals continue until termination of employment or, if so elected by the recipient, with payments commencing not later than five years thereafter. Once the officers meet and maintain their respective equivalent stock ownership targets discussed above, they may then elect either to continue to defer or to receive further earned PSIP awards in cash and/or Common Stock. When awards are deferred, dividend equivalents are credited as though reinvested in additional restricted stock units.

Tax Policy

      The Committee has considered the impact of Section 162(m) of the Internal Revenue Code, which provides a limit on the deductibility of compensation in excess of $1,000,000 paid in any year to AEP's chief executive officer or any of its other four executive officers named in the Summary Compensation Table. It is the Committee's policy, when consistent with sound executive compensation principles and the needs of AEP, to qualify compensation for deductibility where practicable.

      Award payments under the PSIP have been structured to be exempt from the deduction limit because they are made pursuant to a shareholder-approved performance-driven plan.

      Award payments under the SOIP are not eligible for the performance-based exemption and the deduction limit does apply to such awards. Since Dr. Draper has deferred his 1999 SOIP award to dates past his retirement from AEP (providing an exemption from the deduction limit), the Committee has not deemed it necessary at this time to qualify compensation paid pursuant to the SOIP for deductibility under Section 162(m). The Committee may decide to do so in the future.

      No named officer in the Summary Compensation Table had taxable compensation for 1999 in excess of the deduction limit and all such compensation was fully deductible. The Committee intends to continue to evaluate the impact of this Code restriction.

           Human Resources
           Committee Members
           Morris Tanenbaum, Chairman           Lester A. Hudson, Jr.
           John P. DesBarres                    Donald G. Smith


              SHARE OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth the beneficial ownership of AEP Common Stock and stock-based units as of January 1, 2000 for all directors as of the date of this Information Statement, each of the persons named in the Summary Compensation Table and all directors and executive officers as a group. Unless otherwise noted, each person had sole voting and investment power over the number of shares of AEP Common Stock and stock-based units of AEP set forth across from his name. Fractions of shares have been rounded to the nearest whole share. No executive officer, director or nominee owns any shares of any series of the Cumulative Preferred Stock of the Company.
                                                        Stock
                 Name                   Shares          Units(a)    Total
                 ----                   ------          --------    -----
E. L. Draper, Jr................        8,670(b)(d)      89,257     97,927
H. W. Fayne.....................        5,091(b)         10,424     15,515
W. J. Lhota.....................       17,364(b)(c)(d)   15,174     32,538
J. J. Markowsky.................        2,871(b)(e)      13,923     16,794
J. H. Vipperman.................       11,569(b)(c)(d)    4,549     16,118
A. A. Pena......................        5,307(b)          5,239     10,546
All directors and
executive officers
as a group (6 persons).........       136,103(f)        138,566    189,438

-----------
(a)This column includes amounts deferred in stock units and held under AEP's various officer benefit plans. Certain of these stock units are subject to forfeiture based on length of employment.

(b)Includes the following numbers of share equivalents held in the AEP Employees Savings Plan over which such persons have sole voting power, but the investment/disposition power is subject to the terms of the Savings
   Plan:  Dr.  Draper,  3,449;  Mr.  Fayne,  4,553;  Mr.  Lhota,  15,184;  Dr.
   Markowsky, 3,888; Mr. Pena, 3,792; Mr. Vipperman, 10,790; and all executive officers, 41,656.

(c)Does not include, for Messrs. Lhota and Vipperman, 85,231 shares in the American Electric Power System Educational Trust Fund over which Messrs. Lhota and Vipperman share voting and investment power as trustees (they disclaim beneficial ownership). The amount of shares shown for all directors and executive officers as a group includes these shares.

(d)Includes the following numbers of shares held in joint tenancy with a family member: Dr. Draper, 5,221; Mr. Lhota, 2,180; and Mr. Vipperman, 71.

(e)Includes the following numbers of shares held by family members over which beneficial ownership is disclaimed: Dr. Markowsky, 21.

(f) Represents less than 1% of the total number of shares outstanding.

                      MEETINGS OF THE BOARD OF DIRECTORS

      Regular meetings of the Board of Directors were held once each month during the year. In addition, the Board of Directors holds special meetings from time to time as required. During 1999, the Board held twelve regular meetings.

      Directors of the Company receive a fee of $100 for each meeting of the Board of Directors attended in addition to their salaries.

      The Board of Directors of the Company has no committees.


                             INDEPENDENT AUDITORS

      The public accounting firm of Deloitte & Touche LLP has been selected as the independent auditors of the Company for the year 2000.

      A representative of Deloitte & Touche LLP will not be present at the meeting unless prior to the day of the meeting the Secretary of the Company has received written notice from a stockholder addressed to the Secretary at 1 Riverside Plaza, Columbus, Ohio 43215, that such stockholder will attend the meeting and wishes to ask questions of a representative of the firm.


                                                      JOHN F. DI LORENZO, JR.,
                                                                     Secretary


March 23, 2000